                                                                Exhibit 99.1

[RGA logo]



                                        For further information, contact
                                        Jack B. Lay
                                        Executive Vice President and
                                        Chief Financial Officer
                                        (636) 736-7439

FOR IMMEDIATE RELEASE
---------------------


                    REINSURANCE GROUP OF AMERICA REPORTS
                    ------------------------------------
                            THIRD-QUARTER RESULTS
                            ---------------------

         ST. LOUIS, OCTOBER 24, 2005 - Reinsurance Group of America, Incorporated (NYSE:RGA), a leading global provider of life reinsurance, reported net income for the third quarter of $67.6 million, or $1.06 per diluted share, compared to net income of $39.4 million, or $0.63 per diluted share, in the prior-year quarter. RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. The definition of operating income and reconciliations to GAAP net income are provided in the following tables. Operating income increased 20 percent to $71.8 million, or $1.13 per diluted share, from $59.8 million, or $0.95 per diluted share, in the year-ago quarter. Third-quarter net premiums rose 19 percent to $973.5 million from $819.5 million a year ago. Net investment income totaled $166.5 million versus $144.6 million the year before.

         A. Greig Woodring, president and chief executive officer, commented, "We are pleased with the results for the quarter. The U.S. segment reported a strong quarter with pre-tax net income of $88.2 million compared with $72.0 million in the prior-year quarter, while pre-tax operating income increased to $88.3 million from $78.4 million. Net premiums in the U.S. segment rose 13 percent to $611.5 million from $539.8 million in the prior year. On a year-to-date basis, the net premium increase is 9 percent. Mortality experience was favorable, partially offsetting the unfavorable experience in the first half of the year. We have not yet received any claims from the recent Gulf Coast hurricanes and don't expect any significant claim activity. U.S. operations also include Asset Intensive and Financial Reinsurance businesses, each of which posted solid results.

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         "Our Canada operations posted double-digit gains fueled by strong top-line growth and continuing favorable mortality. Pre-tax net income increased to $22.1 million from $15.8 million a year ago while pre-tax operating income was up 33 percent to $21.1 million from $15.9 million. Net premiums increased $29.8 million, or 50 percent, for the quarter, and totaled $89.1 million. Approximately $12.0 million of that premium increase represents the effect of an inforce transaction that was executed this quarter on a retroactive basis. Approximately $7.2 million of the increase in net premiums and approximately $1.6 million of the increase in pre-tax operating income were the result of a favorable currency exchange rate.

         "Other International operations, which include Asia Pacific and Europe and South Africa, reported solid results in total. Asia Pacific reported pre-tax net income of $3.9 million compared with a pre-tax net loss of $1.4 million in the year-ago quarter. Pre-tax operating income totaled $3.9 million compared to the prior-year quarter net operating loss of $1.6 million. Mortality experience was slightly unfavorable on a segment-wide basis. Net premiums in Asia Pacific increased 31 percent to $135.3 million from $103.4 million in the year-earlier quarter. Stronger foreign currencies contributed approximately $8.0 million to the premium growth, but did not have a material impact on pre-tax operating income.

         "Results in our Europe and South Africa segment rebounded from a poor second quarter. The segment reported pre-tax net income of $15.4 million compared to pre-tax net income of $9.6 million in the year before, which was also a particularly strong quarter. Pre-tax operating income benefited from favorable mortality and totaled $15.0 million compared with $9.2 million in the prior-year quarter. Net premium flow for the segment improved to $137.1 million from $116.9 million a year ago. Foreign currency fluctuations did not have a significant impact on the quarter's results."

         For the first nine months of 2005, net income totaled $156.0 million, or $2.45 per diluted share, compared to $166.5 million, or $2.65 per diluted share, in the year-ago period. Operating income totaled $152.3 million, or $2.39 per diluted share, compared to $169.1 million, or $2.69 per diluted share in the prior-year period. Consolidated net premiums were up 15 percent, to $2,806.7 million from $2,430.6 million.

         Woodring concluded, "During the quarter, we were named `Life Reinsurance Company of the Year' for the second consecutive year by the UK trade magazine The Review - Worldwide Reinsurance. The award recognizes RGA as a company that shows consistent, strong financial

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performance, and offers superior service and security to clients. This award came on the heels of RGA being recognized as "Best Overall Life Reinsurer" in the recent 2005 Flaspohler Cedant Survey (Life - North America). In that survey, we were also given top honors for underwriting capabilities, timely service, financial value, strong client orientation, market knowledge/expertise, innovation, quality actuaries and leading technology.
We are very proud of these two awards, as they not only reflect the quality of our associates, but also the quality of our client relationships."

         The company also announced that its board of directors declared a regular quarterly dividend of $0.09 per share, payable November 28 to shareholders of record as of November 7.

         A conference call to discuss the company's third-quarter results will begin at 9 a.m. Eastern Time on Tuesday, October 25. Interested parties may access the call by dialing 800-967-7140 (domestic) or 719-457-2629 (international). The access code is 904246. A live audio webcast of the conference call will be available on the company's investor relations web page at www.rgare.com. A replay of the conference call will be available at the same address for 15 days following the conference call. A replay of the conference call will also be available via telephone through November 1 at 888-203-1112 (domestic) or 719-457-0820, access code 904246.

         Reinsurance Group of America, Incorporated, through its subsidiaries, is among the largest global providers of life reinsurance. In addition to its U.S. and Canadian operations, Reinsurance Group of America, Incorporated has subsidiary companies or offices in Australia, Barbados, China, Hong Kong, India, Ireland, Japan, Mexico, South Africa, South Korea, Spain, Taiwan, and the United Kingdom. Worldwide, the company has approximately $1.7 trillion of life reinsurance in force, and assets of $15.4 billion. MetLife, Inc. is the beneficial owner of approximately 51 percent of RGA's outstanding shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
---------------------------------------------------------

         This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to projections of the earnings, revenues, income or loss, future financial performance and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the following paragraphs as "we," "us" or "our"). The words "intend," "expect," "project,"

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"estimate," "predict," "anticipate," "should," "believe," and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

         Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse changes in mortality, morbidity or claims experience, (2) changes in our financial strength and credit ratings or those of MetLife, Inc. ("MetLife"), the beneficial owner of a majority of our common shares, or its subsidiaries, and the effect of such changes on our future results of operations and financial condition,
(3) inadequate risk analysis and underwriting, (4) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in our current and planned markets, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) market or economic conditions that adversely affect our ability to make timely sales of investment securities, (7) risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (8) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (9) adverse litigation or arbitration results, (10) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (11) the stability of and actions by governments and economies in the markets in which we operate, (12) competitive factors and competitors' responses to our initiatives, (13) the success of our clients, (14) successful execution of our entry into new markets, (15) successful development and introduction of new products and distribution opportunities,
(16) our ability to successfully integrate and operate reinsurance business that we acquire, (17) regulatory action that may be taken by state Departments of Insurance with respect to us, MetLife, or its subsidiaries,
(18) our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers and others, (19) the threat of natural disasters or terrorist attacks anywhere in the world where we or our clients do business, (20) changes in laws, regulations,

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and accounting standards applicable to us, our subsidiaries, or our business, (21) the effect of our status as a holding company and regulatory restrictions on our ability to pay principal of and interest on our debt obligations, and (22) other risks and uncertainties described in this document and in our other filings with the Securities and Exchange Commission.

         Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

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Operating Income

RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA's management incentive programs. Management believes that operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the company's continuing operations, primarily because that measure excludes the effect of net investment related gains and losses, as well as changes in the fair value of embedded derivatives and related deferred acquisition costs. These items tend to be highly variable, primarily due to the credit market and interest rate environment and are not necessarily indicative of the performance of the company's underlying businesses. Additionally, operating income excludes any net gain or loss from discontinued operations and the cumulative effect of any accounting changes, which management believes are not indicative of the company's ongoing operations. The definition of operating income can vary by company and is not considered a substitute for GAAP net income.

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
           Reconciliation of Net Income From Continuing Operations
                             to Operating Income
                            (Dollars in thousands)

                                      Three Months Ended   Nine Months Ended
                                         September 30,       September 30,
                                     ---------------------------------------
                                        2005      2004      2005        2004
                                        ----      ----      ----        ----

GAAP net income-continuing
  operations                         $73,519   $57,999   $165,943   $189,383
Investment related
  (gains)/losses                      (2,014)   (1,150)   (16,740)   (22,008)
Change in value of embedded
  derivatives                         (2,298)   12,096     (4,017)      (250)
DAC offset for embedded
  derivatives and investment
  related (gains)/losses, net          2,613    (9,145)     7,162      1,981
                                     ---------------------------------------

   Operating income                  $71,820   $59,800   $152,348   $169,106



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         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
       Reconciliation of Pre-tax Net Income From Continuing Operations
                         to Pre-tax Operating Income
                           (Dollars in thousands)

(Unaudited)                       Three Months Ended September 30, 2005

                              Pre-tax     Investment    Change in    Pre-tax
                                net        related      value of    operating
                              income       (gains)/     embedded     income
                              (loss)     losses, net   derivative    (loss)
                             --------    -----------   ----------   ---------
U.S. Operations:
 Traditional                 $ 80,473     $    68         $ --      $ 80,541
 Asset Intensive                4,431        (239)(1)      322(2)      4,514
 Financial Reinsurance          3,294          --           --         3,294
                             -----------------------------------------------
  Total U.S.                   88,198        (171)         322        88,349

Canada Operations              22,069        (973)          --        21,096

Asia Pacific Operations         3,948         (66)          --         3,882
Europe & South Africa          15,376        (391)          --        14,985
                             ------------------------------------------------
  Other Intl Operations        19,324        (457)          --        18,867

Corporate & Other             (16,029)       (837)          --       (16,866)
                             -----------------------------------------------
Consolidated                 $113,562     $(2,438)        $322      $111,446
                             ===============================================


(1) Asset Intensive is net of $162 DAC offset.
(2) Asset Intensive is net of DAC offsets of $3,858 included in change in deferred acquisition cost associated with change in value of embedded derivative.


                                  Three Months Ended September 30, 2004

                              Pre-tax     Investment    Change in    Pre-tax
                                net        related      value of    operating
                              income       (gains)/     embedded     income
                              (loss)     losses, net   derivative    (loss)
                              -------    -----------   ----------   ---------
U.S. Operations:
 Traditional                  $69,007     $   840       $   --       $69,847
 Asset Intensive                 (341)         73(1)     5,434(2)      5,166
 Financial Reinsurance          3,365          --           --         3,365
                              ----------------------------------------------
  Total U.S.                   72,031         913        5,434        78,378

Canada Operations              15,835          19           --        15,854

Asia Pacific Operations        (1,406)       (244)          --        (1,650)
Europe & South Africa           9,577        (341)          --         9,236
                              ----------------------------------------------
  Other Intl Operations         8,171        (585)          --         7,586

Corporate & Other              (6,931)     (1,904)          --        (8,835)
                              ----------------------------------------------
Consolidated                  $89,106     $(1,557)      $5,434       $92,983
                              ==============================================

(1) Asset Intensive is net of $(893) DAC offset.
(2) Asset Intensive is net of DAC offsets of $(13,209)included in change in deferred acquisition cost associated with change in value of embedded derivative and $33 investment income offset.

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         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
       Reconciliation of Pre-tax Net Income From Continuing Operations
                         to Pre-tax Operating Income
                (Dollars in thousands, except per share data)

                                   Nine Months Ended September 30, 2005

                              Pre-tax     Investment    Change in    Pre-tax
                                net        related      value of    operating
                              income       (gains)/     embedded     income
                              (loss)     losses, net   derivative    (loss)
                             --------    -----------   ----------   ---------
U.S. Operations:
 Traditional                 $156,289    $ (1,141)     $    --      $155,148
 Asset Intensive               18,318      (1,694)(1)     (218)(2)    16,406
 Financial Reinsurance         10,131          --           --        10,131
                             -----------------------------------------------
  Total U.S.                  184,738      (2,835)        (218)      181,685

Canada Operations              66,557      (4,168)          --        62,389

Asia Pacific Operations        22,551        (120)          --        22,431
Europe & South Africa          23,493        (327)          --        23,166
                             -----------------------------------------------
  Other Intl Operations        46,044        (447)          --        45,597

Corporate & Other             (50,633)     (8,644)(3)       --       (59,277)
                             -----------------------------------------------
Consolidated                 $246,706    $(16,094)     $  (218)     $230,394
                             ===============================================

(1) Asset Intensive is net of $367 DAC offset.
(2) Asset Intensive is net of DAC offsets of $5,962 included in change in deferred acquisition cost associated with change in value of embedded derivative.
(3) Corporate & Other is net of DAC offsets of $3,048 included in Policy acquisition costs and other insurance expenses.


                                   Nine Months Ended September 30, 2004

                              Pre-tax     Investment    Change in    Pre-tax
                                net        related      value of    operating
                              income       (gains)/     embedded     income
                              (loss)     losses, net   derivative    (loss)
                             --------    -----------   ----------   ---------
U.S. Operations:
 Traditional                 $196,140    $(10,380)     $    --      $185,760
 Asset Intensive               12,655         374 (1)    3,933(2)     16,962
 Financial Reinsurance          9,293          --           --         9,293
                             -----------------------------------------------
  Total U.S.                  218,088     (10,006)       3,933       212,015

Canada Operations              52,966      (8,159)          --        44,807

Asia Pacific Operations        10,085        (442)          --         9,643
Europe & South Africa          27,666      (4,643)          --        23,023
                             -----------------------------------------------
  Other Intl Operations        37,751      (5,085)          --        32,666

Corporate & Other             (19,491)     (9,790)          --       (29,281)
                             -----------------------------------------------
Consolidated                 $289,314    $(33,040)     $ 3,933      $260,207
                             ===============================================

(1) Asset Intensive is net of $(1,269) DAC offset.
(2) Asset Intensive is net of DAC offsets of $4,284 included in change in deferred acquisition cost associated with change in value of embedded derivative and $33 investment income offset.

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         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                 Condensed Consolidated Statements of Income
                           (Dollars in thousands)

                             Three Months Ended         Nine Months Ended
(Unaudited)                     September 30,             September 30,
----------------------------------------------------------------------------
                              2005         2004        2005          2004
                              ----         ----        ----          ----

Revenues:
  Net premiums             $  973,532    $819,454   $2,806,706    $2,430,636
  Investment income, net
   of related expenses        166,456     144,582      469,793       412,327
  Investment related
   gains/(losses), net          2,659         664       19,588        31,771
  Change in value of
   embedded derivatives         3,536     (18,610)       6,180           384
  Other revenues               12,234      13,374       43,698        39,983
                           ----------------------   ------------------------
     Total revenues         1,158,417     959,464    3,345,965     2,915,101

Benefits and expenses:
  Claims and other
   policy benefits            774,336     641,618    2,340,319     1,923,474
  Interest credited            59,919      47,336      153,587       138,686
  Policy acquisition
   costs and other
   insurance expenses         158,698     148,090      460,529       425,315
  Change in deferred
   acquisition cost
   associated with
   change in value of
   embedded derivatives         3,858     (13,209)       5,962         4,284
  Other operating expenses     37,992      36,868      109,030       105,293
  Interest expense             10,052       9,655       29,832        28,735
                           ----------------------   ------------------------
     Total benefits
      and expenses          1,044,855     870,358    3,099,259     2,625,787
                           ----------------------   ------------------------

  Income from continuing
   operations before
   income taxes               113,562      89,106      246,706       289,314

     Provision for income
      taxes                    40,043      31,107       80,763        99,931
                           ----------------------   ------------------------


  Income from continuing
   operations                  73,519      57,999      165,943       189,383

  Discontinued operations:
    Loss from discontinued
     accident and health
     operations, net of
     income taxes              (5,890)    (18,604)      (9,940)      (22,551)

Cumulative effect of
 change in accounting
 principle                         --          --           --          (361)
                           ----------------------   ------------------------


  Net income               $   67,629    $ 39,395   $  156,003    $  166,471
                           ======================   ========================


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     REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
             Condensed Consolidated Statements of Income
            (Dollars in thousands, except per share data)

                             Three Months Ended         Nine Months Ended
(Unaudited)                     September 30,             September 30,
----------------------------------------------------------------------------
                                2005        2004         2005          2004
                                ----        ----         ----          ----

Earnings per share from
 continuing operations:
  Basic earnings per share    $  1.17     $  0.93      $  2.65       $  3.04
  Diluted earnings per share  $  1.15     $  0.92      $  2.60       $  3.02

Diluted earnings before
 Investment related gains/
 (losses), change in value
 of embedded derivatives,
 and related deferred
 acquisition costs            $  1.13     $  0.95      $  2.39       $  2.69

Earnings per share from
 net income:
  Basic earnings per share    $  1.08     $  0.63      $  2.49       $  2.67
  Diluted earnings per share  $  1.06     $  0.63      $  2.45       $  2.65

Weighted average number of
 common and common equivalent
 shares outstanding
 (in thousands)                63,653      62,871       63,756        62,751

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       REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                  Condensed Consolidated Business Summary

                                                        At or For the
                                                      Nine Months Ended
 (Unaudited)                                            September 30,
-----------------------------------------------------------------------------
                                                     2005           2004
                                                     ----           ----

Gross life reinsurance in force (in billions)
  North American business                        $   1,189.5     $   1,079.1
  International business                         $     467.7     $     324.0

Gross life reinsurance written (in billions)
  North American business                        $     161.4     $     146.4
  International business                         $     101.6     $      73.6

Consolidated cash and invested assets
 (in millions)                                   $  11,756.1     $  10,152.0
  Invested asset book yield - trailing
   three months excluding funds withheld                5.89%           6.03%

Investment portfolio mix
    Cash and short-term investments                     1.50%           1.42%
    Fixed maturity securities                          55.29%          56.89%
    Mortgage loans                                      5.39%           5.44%
    Policy loans                                        7.95%           8.92%
    Funds withheld at interest                         27.88%          24.98%
    Other invested assets                               1.99%           2.35%

Short-term debt (in millions)                    $     126.6     $      27.2
Long-term debt (in millions)                     $     276.4     $     375.1
Company-obligated mandatorily redeemable
 preferred securities of subsidiary              $     158.5     $     158.4
Book value per share outstanding                 $     40.33     $     33.92
Book value per share outstanding, before
 impact of FAS 115*                              $     34.81     $     31.01

Total stockholders' equity (in millions)               2,526           2,115
Total stockholders' equity, before
 impact of FAS 115* (in millions)                      2,181           1,934

Treasury shares                                      487,640         765,364
Common stock outstanding                          62,640,633      62,362,909

* Book value per share outstanding and total stockholders' equity, before impact of FAS 115, is a non-GAAP financial measure that management believes is important in evaluating the balance sheet ignoring the effect of mark-to-market adjustments that primarily relate to changes in interest rates and credit spreads on investment securities since they were acquired.

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         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                               U.S. OPERATIONS
(Unaudited)                (Dollars in thousands)

                                 Three Months Ended September 30, 2005
                                           Asset-     Financial       Total
                            Traditional  Intensive   Reinsurance       U.S.
                            -----------  ---------   -----------      -----
Revenues:
Net premiums                 $610,342     $ 1,147       $   --      $611,489
Investment income, net
 of related expenses           65,328      61,227           18       126,573
Investment related
 gains/(losses), net              (68)        401           --           333
Change in value of
 embedded derivatives              --       3,536           --         3,536
Other revenues                    939       2,116        5,226         8,281
                             -----------------------------------------------
  Total revenues              676,541      68,427        5,244       750,212
Benefits and expenses:
Claims and other
 policy benefits              484,493         859            3       485,355
Interest credited              13,553      45,828           --        59,381
Policy acquisition costs
 and other insurance
 expenses                      87,861      12,277          660       100,798
Change in deferred ac-
 quisition cost associated
 with change in value
 of embedded derivatives           --       3,858           --         3,858
Other operating expenses       10,161       1,174        1,287        12,622
                             -----------------------------------------------
  Total benefits
   and expenses               596,068      63,996        1,950       662,014
  Income before
   income taxes              $ 80,473     $ 4,431       $3,294      $ 88,198
                             ========     =======       ======      ========


                                 Three Months Ended September 30, 2004
                                           Asset-     Financial      Total
                            Traditional  Intensive   Reinsurance      U.S.
                            -----------  ---------   -----------     -----
Revenues:
Net premiums                 $538,524    $  1,227       $   --      $539,751
Investment income, net
 of related expenses           53,305      53,134           14       106,453
Investment related
 gains/(losses), net             (840)       (966)          --        (1,806)
Change in value of
 embedded derivatives              --     (18,610)          --       (18,610)
Other revenues                    928       2,644        6,896        10,468
                             -----------------------------------------------
  Total revenues              591,917      37,429        6,910       636,256
Benefits and expenses:
Claims and other
 policy benefits              412,021       7,831            2       419,854
Interest credited              12,073      34,652           --        46,725
Policy acquisition
 costs and other
 insurance expenses            87,121       7,201        2,349        96,671
Change in deferred ac-
 quisition cost associated
 with change in value of
 embedded derivatives              --     (13,209)          --       (13,209)
Other operating
 expenses                      11,695       1,295        1,194        14,184
                             -----------------------------------------------
  Total benefits and
   expenses                   522,910      37,770        3,545       564,225
  Income before
   income taxes              $ 69,007    $   (341)      $3,365      $ 72,031
                             ========    ========       ======      ========

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         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                               U.S. OPERATIONS
                           (Dollars in thousands)

                                 Nine Months Ended September 30, 2005
                                           Asset-     Financial      Total
                           Traditional   Intensive   Reinsurance      U.S.
                           -----------   ---------   -----------     -----
Revenues:
Net premiums               $1,752,031    $  3,488      $    --    $1,755,519
Investment income, net
 of related expenses          180,034     162,044           51       342,129
Investment related
 gain/(losses), net             1,141       2,061           --         3,202
Change in value of
 embedded derivatives              --       6,180           --         6,180
Other revenues                  2,793       5,960       20,384        29,137
                           -------------------------------------------------
  Total revenues            1,935,999     179,733       20,435     2,136,167
Benefits and expenses:
Claims and other
 policy benefits            1,464,773       4,109            5     1,468,887
Interest credited              41,863     109,809           --       151,672
Policy acquisition
 costs and other
 insurance expenses           243,610      37,787        6,230       287,627
Change in deferred ac-
 quisition cost associated
 with change in value of
 embedded derivatives              --       5,962           --         5,962
Other operating expenses       29,464       3,748        4,069        37,281
                           -------------------------------------------------
  Total benefits and
   expenses                 1,779,710     161,415       10,304     1,951,429
  Income before
    income taxes           $  156,289    $ 18,318      $10,131    $  184,738
                           ==========    ========      =======    ==========


                                Nine Months Ended September 30, 2004
                                          Asset-      Financial      Total
                           Traditional  Intensive    Reinsurance      U.S.
                           -----------  ---------    -----------     -----
Revenues:
Net premiums               $1,599,864    $  3,599      $    --    $1,603,463
Investment income, net
 of related expenses          161,332     146,096          129       307,557
Investment related
 gain/(losses), net            10,380      (1,643)          --         8,737
Change in value of
 embedded derivatives              --         384           --           384
Other revenues                  3,193       6,221       20,234        29,648
                           -------------------------------------------------
  Total revenues            1,774,769     154,657       20,363     1,949,789
Benefits and expenses:
Claims and other
 policy benefits            1,272,335      10,056            2     1,282,393
Interest credited              36,268     100,850           --       137,118
Policy acquisition
 costs and other
 insurance expenses           235,266      23,330        6,923       265,519
Change in deferred ac-
 quisition cost associated
 with change in value of
 embedded derivatives              --       4,284           --         4,284
Other operating expenses       34,760       3,482        4,145        42,387
                           -------------------------------------------------
  Total benefits and
   expenses                 1,578,629     142,002       11,070     1,731,701
  Income before
   income taxes            $  196,140    $ 12,655      $ 9,293    $  218,088
                           ==========    ========      =======    ==========

                                  - more -

Add Thirteen

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                             CANADIAN OPERATIONS
                           (Dollars in thousands)

                                                      Three Months Ended
(Unaudited)                                              September 30,
-----------------------------------------------------------------------------
                                                   2005               2004
                                                   ----               ----
Revenues:
  Net premiums                                   $ 89,074            $59,231
  Investment income, net of related expenses       30,211             25,142
  Investment related gains/(losses), net            1,032                (19)
  Other revenues                                     (319)               (31)
                                                 --------            -------
    Total revenues                                119,998             84,323

Benefits and expenses:
  Claims and other policy benefits                 73,810             59,568
  Interest credited                                   266                530
  Policy acquisition costs and other
   insurance expenses                              19,932              5,672
  Other operating expenses                          3,921              2,718
                                                 --------            -------
    Total benefits and expenses                    97,929             68,488

    Income before income taxes                   $ 22,069            $15,835
                                                 ========            =======


                                                       Nine Months Ended
(Unaudited)                                              September 30,
-----------------------------------------------------------------------------
                                                   2005               2004
                                                   ----               ----
Revenues:
  Net premiums                                   $239,684           $181,209
  Investment income, net of related expenses       87,784             72,559
  Investment related gains, net                     4,247              8,159
  Other revenues                                     (266)                38
                                                 --------           --------
    Total revenues                                331,449            261,965

Benefits and expenses:
  Claims and other policy benefits                216,707            178,433
  Interest credited                                   875              1,325
  Policy acquisition costs and other
   insurance expenses                              36,310             21,033
  Other operating expenses                         11,000              8,208
                                                 --------           --------
    Total benefits and expenses                   264,892            208,999

    Income before income taxes                   $ 66,557           $ 52,966
                                                 ========           ========


                                  - more -

Add Fourteen

                            Europe & South Africa
                           (Dollars in thousands)

                                                      Three Months Ended
(Unaudited)                                              September 30,
-----------------------------------------------------------------------------
                                                   2005               2004
                                                   ----               ----
Revenues:
  Net premiums                                   $137,145           $116,873
  Investment income, net of related expenses        2,127              1,390
  Investment related gains, net                       391                341
  Other revenues                                       89                673
                                                 --------           --------
    Total revenues                                139,752            119,277

Benefits and expenses:
  Claims and other policy benefits                 97,039             76,089
  Interest credited                                   109                 --
  Policy acquisition costs and other
   insurance expenses                              19,595             27,752
  Other operating expenses                          7,264              5,480
  Interest expense                                    369                379
                                                 --------           --------
    Total benefits and expenses                   124,376            109,700

    Income before income taxes                   $ 15,376           $  9,577
                                                 ========           ========


                                                       Nine Months Ended
(Unaudited)                                              September 30,
-----------------------------------------------------------------------------
                                                   2005               2004
                                                   ----               ----
Revenues:
  Net premiums                                   $411,475           $352,963
  Investment income, net of related expenses        7,035              3,797
  Investment related gains, net                       327              4,643
  Other revenues                                      210              1,555
                                                 --------           --------
    Total revenues                                419,047            362,958

Benefits and expenses:
  Claims and other policy benefits                305,488            231,895
  Interest credited                                   662                 --
  Policy acquisition costs and other
   insurance expenses                              68,111             86,625
  Other operating expenses                         20,042             15,686
  Interest expense                                  1,251              1,086
                                                 --------           --------
    Total benefits and expenses                   395,554            335,292

    Income before income taxes                   $ 23,493           $ 27,666
                                                 ========           ========

                                  - more -

Add Fifteen

        REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                                Asia Pacific
                           (Dollars in thousands)

                                                      Three Months Ended
(Unaudited)                                              September 30,
-----------------------------------------------------------------------------
                                                   2005               2004
                                                   ----               ----
Revenues:
  Net premiums                                   $135,336           $103,362
  Investment income, net of related expenses        7,504              4,398
  Investment related gains, net                        66                244
  Other revenues                                      699               (423)
                                                 --------           --------
    Total revenues                                143,605            107,581

Benefits and expenses:
  Claims and other policy benefits                114,059             84,611
  Policy acquisition costs and other
   insurance expenses                              17,943             17,514
  Other operating expenses                          7,232              6,478
  Interest expense                                    423                384
                                                 --------           --------
    Total benefits and expenses                   139,657            108,987

    Income before income taxes                   $  3,948           $ (1,406)
                                                 ========           ========


                                                       Nine Months Ended
(Unaudited)                                              September 30,
-----------------------------------------------------------------------------
                                                   2005               2004
                                                   ----               ----
Revenues:
  Net premiums                                   $398,562           $291,079
  Investment income, net of related expenses       21,042             11,162
  Investment related gains, net                       120                442
  Other revenues                                    2,647              3,162
                                                 --------           --------
    Total revenues                                422,371            305,845

Benefits and expenses:
  Claims and other policy benefits                315,336            226,836
  Policy acquisition costs and other
   insurance expenses                              64,147             50,922
  Other operating expenses                         19,065             16,893
  Interest expense                                  1,272              1,109
                                                 --------           --------
    Total benefits and expenses                   399,820            295,760

    Income before income taxes                   $ 22,551           $ 10,085
                                                 ========           ========



                                  - more -

Add Sixteen

                            CORPORATE AND OTHER
                           (Dollars in thousands)

                                                      Three Months Ended
(Unaudited)                                              September 30,
-----------------------------------------------------------------------------
                                                   2005               2004
                                                   ----               ----
Revenues:
  Net premiums                                   $    488           $    237
  Investment income, net of related expenses           41              7,199
  Investment related gains, net                       837              1,904
  Other revenues                                    3,484              2,687
                                                 --------           --------
    Total revenues                                  4,850             12,027

Benefits and expenses:
  Claims and other policy benefits                  4,073              1,496
  Interest credited                                   163                 81
  Policy acquisition costs and other
    insurance expenses                                430                481
  Other operating expenses                          6,953              8,008
  Interest expense                                  9,260              8,892
                                                 --------           --------
    Total benefits and expenses                    20,879             18,958

    Income before income taxes                   $(16,029)          $ (6,931)
                                                 ========           ========


                                                       Nine Months Ended
(Unaudited)                                              September 30,
-----------------------------------------------------------------------------
                                                   2005               2004
                                                   ----               ----
Revenues:
  Net premiums                                   $  1,466           $  1,922
  Investment income, net of related expenses       11,803             17,252
  Investment related gains, net                    11,692              9,790
  Other revenues                                   11,970              5,580
                                                 --------           --------
    Total revenues                                 36,931             34,544

Benefits and expenses:
  Claims and other policy benefits                 33,901              3,917
  Interest credited                                   378                243
  Policy acquisition costs and other
    insurance expenses                              4,334              1,216
  Other operating expenses                         21,642             22,119
  Interest expense                                 27,309             26,540
                                                 --------           --------
    Total benefits and expenses                    87,564             54,035

    Income before income taxes                   $(50,633)          $(19,491)
                                                 ========           ========

                                    # # #